SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  May 27, 2015
Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.07	Submission of Matter to a Vote of Security Holders
SIGNATURES

Item 5.07	Submission of Matter to a Vote of Security Holders

On May 27, 2015, Bankwell Financial Group, Inc. (Nasdaq BWFG), (the "Company") held its Annual Meeting of Stockholders (the "Meeting").  Of the 7,243,252 Company's common stock outstanding as of the record date for the Meeting, 5,873,185 shares were present or represented by proxy at the Meeting.

The voting results from the Meeting were as follows:

1.	Election of Directors for One-Year Terms (Proposal 1).
Director	For	Withheld
Frederick R. Afragola	4,912,474 (99.91%)	4,216 (0.09%)
George P. Bauer	4,912,774 (99.92%)	3,916 (0.08%)
Michael Brandt	4,912,774 (99.92%)	3,916 (0.08%)
Richard Castiglioni	4,432,388 (90.15%)	484,302 (9.85%)
Eric J. Dale	4,870,503 (99.06%)	46,187 (0.94%)
Blake S. Drexler	4,913,223 (99.93%)	3,467 (0.07%)
James A. Fieber	4,897,607 (99.61%)	19,083 (0.39%)
William J. Fitzpatrick, III	4,914,399 (99.95%)	2,291 (0.05%)
Christopher Gruseke	4,887,274 (99.40%)	29,416 (0.60%)
Daniel S. Jones	4,912,774 (99.92%)	3,916 (0.08%)
Todd Lampert	4,431,052 (90.12%)	485,638 (9.88%)
Victor S. Liss	4,913,523 (99.94%)	3,167 (0.06%)
Raymond W. Palumbo	4,903,652 (99.73%)	13,038 (0.27%)

2.	Ratification of Appointment of Whittlesey & Hadley, P.C. as independent auditors of the Company for the fiscal year ending December 31, 2015(Proposal 2)

For	Against	Abstain

5,846,234 (99.54%)	26,724 (0.46%)	227 (0.00%)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

May 27, 2015	By: /s/ Ernest J. Verrico, Sr.
Ernest J. Verrico, Sr.
Executive Vice President
and Chief Financial Officer